                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 1995
                                                   -------------



                             BUSH INDUSTRIES, INC.
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            (Exact name of registrant as specified in its charter)


     Delaware                     1-8884                    16-0837346
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(State or other              (Commission File          (IRS Employer
jurisdiction of              Number)                   Identification No.)
incorporation)
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One Mason Drive, Jamestown, New York                           14702
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code (716)665-2000
                                                   -------------


                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.   Other Events.
          ------------

     On July 26, 1995, Bush Industries, Inc. (the "Registrant"), entered into a
Credit Agreement (the "Credit Agreement") with Mellon Bank, N.A., as agent and as a lender, The Chase Manhattan Bank, N.A., Chemical Bank, and Branch Banking and Trust Company, pursuant to which the Registrant can borrow up to a maximum of $75,000,000, on an unsecured basis. The credit facility replaces the Registrant's previously enacted secured lending facility.

     Pursuant to the terms of the Credit Agreement which expires July 31, 2000, the Registrant must satisfy certain affirmative and negative covenants, including maintaining certain financial ratios, at the time of any borrowing and during the term of the loan. At the Registrant's option, borrowings may be effectuated subject to certain conditions, on a base rate or euro-rate option.
Base rate loans will bear interest at the prime rate as announced by Mellon
Bank, N.A. from time to time, and euro-rate loans will bear interest at the then current LIBOR rate, plus an applicable margin. The applicable margin which pertains only to LIBOR rate loans varies from .50% to .95%, depending upon the Registrant's ability to satisfy certain financial quarterly tests. In addition, the Credit Agreement permits the Registrant to request the issuance of up to a maximum $15,000,000 of letters of credit, which issuance will be deemed part of the $75,000,000 maximum amount of borrowing permitted under the unsecured credit facility.



Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     (c)  Exhibits.

          10.1  Credit Agreement, dated as of July 26, 1995, by and among Bush
                Industries, Inc., as Borrower, the Lenders party thereto from time to time, the Issuing Bank referred to therein, and Mellon
                Bank, N.A., as Agent.

          10.2  Omitted Exhibits and Schedules to Credit Agreement.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:                                  BUSH INDUSTRIES, INC.
                                                 (Registrant)



                                        By:
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